TWIN DISC, INC

Investor Presentation






DISCLOSURES

Safe Harbor Statement
This presentation contains statements that are forward-looking within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's current expectations that are based on assumptions that are subject to risks and uncertainties. Actual results may vary because of variations between these assumptions and actual performance. Investors are referred to Twin Disc's fiscal year 2022 Annual Report and Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information," which outlines certain risks regarding the Company's forward-looking statements. Copies of the Company's SEC filings may be obtained from the SEC, and are available on Twin Disc's web site (www.twindisc.com), or by request from the Investor Relations department at the Company.

Non-GAAP Financial Disclosures
Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles ("GAAP"). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company's business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definitions
Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated as net earnings or loss excluding interest expense, the provision or benefit for income taxes, depreciation and amortization expenses.

Net debt is calculated as total debt less cash.

Leverage Ratio is calculated as net debt divided by the sum of EBITDA over the last twelve months.

SECOND QUARTER HIGHLIGHTS

TWIN DISC

Financial

- Q2 sales +15.2% vs. YA to $73.0 million
- Gross margin increased ~140 bps vs. YA to 28.3%
- EBITDA of $5.5 million vs. $7.0 million YA, down due to $4.2 million prior year gain on sale of facility
- Robust operating cash flow of $16.0 million; free cash flow of $10.6 million

Strategic

- Profitable growth supported by solid operational execution, working capital improvements
- Capturing stable demand, driving continued backlog growth
- Significantly increased orders for workboat marine transmissions in Asia Pacific

MARINE & PROPULSION SYSTEMS

- Increased sales by 29% vs. YA
- Continued activity in global commercial markets supporting strong demand
- Increase in government defense spending driving patrol boat projects
- Veth six-month backlog increased 6% sequentially
  - Near-term Veth inventory build to support anticipated rising demand in 2H 2024
- Capturing recently increased demand for workboat marine transmissions in Asia Pacific





LAND-BASED TRANSMISSIONS





- Increased sales 8% vs. YA
- Solid continued demand in Oil & Gas markets supporting growth
  - First new unit orders in North America for Oil & Gas
- ARFF transmissions demand driving backlog expansion
- General increase in orders across business sequentially; seeing early improvement of pullback in spare parts orders

INDUSTRIAL

TWIN DISC

- Sales declined 13% due to continued softness amongst key industrial customers
  - Continued weaker demand primarily for commoditized products; higher-content products performing well
- Continuing to advance domestic OEM partnerships





CONTINUED BACKLOG GROWTH

TWIN DISC

BACKLOG AND INVENTORY % OF BACKLOG



$124.0
1.10
$127.7
1.07
1.11
$119.2
$122.5
1.03
$125.2
1.05
2QF23
3QF23
4QF23
1QF24
2QF24
Backlog ($MM)
Inventory (% Backlog)

- 6-month backlog continuing to increase on sequential and year-over-year basis
- Temporary increase in inventory as a percentage of backlog, reflecting a short-term headwind driven by near-term Veth inventory build
  - Inventories expected to come down in 2H 2024 as backlog is worked through

Note: Backlog figures are reflective of a six-month period. The six-month order backlog is considered more representative of operating conditions than total backlog.

LONG-TERM STRATEGY

- Leading Hybrid/Electric solution provider for niche marine and land-based applications
- Continued expansion of Veth product to reach new markets and geographies
- Rationalize global footprint for efficiency and customer response
- Increased focus on controls and system integration rather than individual components
- M&A priorities: Industrial and Marine Technology (Hybrid focus)

FINANCIAL OVERVIEW

TWIN DISC

FINANCIAL PERFORMANCE

TWIN DISC

SALES

($ in millions)


$55.9
$63.4
$73.8
$83.9
$63.6
$73.0
1QF23
2QF23
3QF23
4QF23
1QF24
2QF24

- Generally stable demand across global markets
- Capitalizing on increased pricing and favorable product mix

EARNINGS PER SHARE


$0.13
$0.24
$0.62
($0.09)
$0.07
2QF23
3QF23
4QF23
1QF24
2QF24

- Lower earnings vs. YA due to currency and inflationary headwinds, one-time benefit of facility sale recorded in prior year period
- ME&A spend has increased vs. YA due to focus on hybrid / electric strategy; however has decreased as a percentage of total revenue

SALES DIVERSITY

SALES BY PRODUCT GROUP

($ in millions)



$3.6
$7.0
$15.9
$29.3
$4.7
$7.5
$14.7
$36.5
$3.0
$7.3
$19.6
$43.9
$4.5
$7.9
$22.9
$48.6
$2.8
$5.7
$18.6
$36.5
$3.7
$6.5
$15.9
$47.0
1QF23
2QF23
3QF23
4QF23
1QF24
2QF24
Marine & Propulsion Systems
Land-Based Transmissions
Industrial
Other

- Continued strength within Marine and Propulsion Systems and Land-Based Transmissions:
  - Consistent market demand
  - Geographic expansion
  - Strategic partnerships
- Lower sales in Industrial due to softened demand

SALES MIX BY GEOGRAPHY



8%
20%
31%
41%
8%
24%
32%
37%
9%
25%
30%
36%
5%
31%
34%
30%
10%
27%
35%
28%
2QF23
3QF23
4QF23
1QF24
2QF24
North America
Europe
Asia Pacific
Other

- Increased sales across multiple regions, with Asia Pacific and Europe capturing a combined increase of 39% of total sales versus fiscal year end
- Decreasing proportion of overall sales in North American market, with demand remaining steady

STRONG BALANCE SHEET

BALANCE SHEET
($ in millions)


$31.9
$17.7
$13.5
$21.0
$18.4
-$3.3
Total Debt
Cash
Net Debt
2QF23
2QF24

EBITDA
($ in millions)


$25.8
$26.0
FY23
2QF24 LTM

LEVERAGE RATIO


2.6
-0.6
2QF23
2QF24

MARGINS & NEAR-TERM EXPECTATIONS

TWIN DISC GROSS MARGIN


26.9%
28.3%
2QF23
2QF24

SECOND QUARTER GROSS PROFIT BY PRODUCT GROUP


Marine & Propulsion Systems
Land-Based Transmissions
Industrial
Other

SECOND QUARTER GROSS MARGIN DRIVERS

- Gross margin increased 140 basis points vs. YA
- Increased volume; favorable product mix
- Capturing tailwinds from pricing actions executed throughout FY 2023

INFLATION & SUPPLY CHAIN EXPECTATIONS

- Supply chain improvements continuing to enable stronger shipments
- Facing some currency headwinds and higher labor costs within ME&A

CAPITAL ALLOCATION FRAMEWORK

TWIN DISC

- Debt Reduction
- Return Capital to Shareholders (Dividends)
- Organic Growth Investments
- Bolt-On & Transformational Acquisitions
- Return Capital to Shareholders (Share Repurchases)

Focus Areas	▪ Research & Development ▪ Geographic diversification / expansion ▪ Marketing
Strategic Fit	▪ Diversification away from Oil & Gas ▪ Acquisition logic immediately evident
Financial Fit	▪ Evident value creation potential ▪ Consistent business performance ▪ Internal Rate of Return > WACC
Other Considerations	▪ Platform for transformative expansion ▪ Can enhance network and capabilities

KEY TAKEAWAYS

- Continued momentum of double-digit revenue growth, margin expansion, and ample cash generation
- Cautiously optimistic outlook due to lingering macroeconomic volatility; Anticipating continued demand heading into 2H 2024
- Strong performance strengthening balance sheet, providing added flexibility to pursue growth opportunities

Q&A

Fiscal 2024 Second Quarter Earnings Call

APPENDIX

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

TWIN DISC

RECONCILIATION OF TOTAL DEBT TO NET DEBT
(In thousands; unaudited)

	December 29, 2023	December 30, 2022
Current maturities of long-term debt	2,000	2,000
Long-term debt	15,698	29,927
Total debt	$17,698	$31,927
Less cash	21,021	13,528
Net debt	($3,323)	$18,399

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA
(In thousands; unaudited)

	2QF24 LTM	2QF24	FY23	1QF24	4QF23	3QF23	2QF23
Net Income (loss) attributable to Twin Disc	$9,814	$930	$10,380	$(1,172)	$6,775	$3,281	$1,746
Interest expense	1,879	392	2,253	394	571	522	594
Income tax expense	4,195	1,662	3,788	546	1,439	548	2,489
Depreciation and amortization	10,116	2,531	9,359	2,492	2,423	2,670	2,126
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$26,004	$5,515	$25,781	$2,260	$11,208	$7,021	$6,955

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

NET DEBT TO EBITDA LEVERAGE RATIO CALCULATION

	2QF24	2QF23
Net debt	($3,323)	$18,399
EBITDA	5,515	6,955
Leverage Ratio	-0.6x	2.6x